================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               CHEMED CORPORATION
             (Exact name of registrant as specified in its charter)


                Delaware                                31-0791746
     (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)               Identification Number)

  2600 Chemed Center, Cincinnati, Ohio                    45202
(Address of principal executive offices)                (Zip Code)

                            2004 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                 NAOMI C. DALLOB
                    2600 Chemed Center, 255 East Fifth Street
                             Cincinnati, Ohio 45202
                     (Name and address of agent for service)

                                 (513) 762-6900
          (Telephone number, including area code, of agent for service)
                                -----------------

                         CALCULATION OF REGISTRATION FEE

================================================================================
Title of                             Proposed         Proposed
Securities                           maximum          maximum
to be                 Amount         offering         aggregate    Amount of
registration          to be          price            offering     registration
registered            registered*    per share**      price**      fee
--------------------------------------------------------------------------------

Capital Stock
(Par value $1        700,000 shs.      $49.56       $34,692,000     $4,395.48
per share)
================================================================================

         *The number of shares being registered is the number of shares covered by the 2004 Stock Incentive Plan. In addition to such shares, this Registration Statement covers an indeterminate number of shares which, by reason of certain events specified in such Plan, may become subject to issuance thereunder.

         **Estimated solely for the purpose of calculating registration fee. This amount is based on (1) a price of $43.36 per share for outstanding options to purchase 2,969 shares, (2) a price of $43.55 per share for outstanding options to purchase 289,630 shares, (3) a price of $50.78 per share for outstanding options to purchase 22,000 shares, and (4) a price of $54.05 per share based on the average of the high and low price of a share of capital stock reported on the New York Stock Exchange on August 26, 2004 for 385,401 shares.

                                EXPLANATORY NOTE


         This registration statement is being filed to register 640,070 shares of capital stock for future issuance pursuant to the 2004 Stock Incentive Plan. The documents constituting the prospectus under Part I of this registration statement for the 2004 Stock Incentive Plan are not set forth herein but will be sent or given to the participants in the 2004 Stock Incentive Plan as specified by Rule 428(b) under the Securities Act of 1933, as amended. That prospectus has been omitted from this registration statement as permitted by Part I of Form S-8.

         This registration statement is also being filed to register for resale 59,930 shares of capital stock previously awarded as restricted stock under the 2004 Stock Incentive Plan and to establish a reoffer prospectus in accordance with the requirements of Part I of Form S-3 and pursuant to General Instruction C of Form S-8 to be used in connection with the reoffer and resale of those shares of capital stock.

                               REOFFER PROSPECTUS


                               CHEMED CORPORATION
                          (FORMERLY ROTO-ROOTER, INC.)


                                59,930 SHARES OF
                                  CAPITAL STOCK


          We are registering 59,930 shares of capital stock for offer and sale from time to time by the selling stockholders named in this prospectus. We will not receive any of the proceeds from the sale of these shares of capital stock.

          This prospectus should be read in conjunction with the documents incorporated by reference herein.

          Our capital stock is listed on the New York Stock Exchange under the symbol "CHE."

          The shares covered by this prospectus may be offered for sale from time to time on the New York Stock Exchange or otherwise, at prices then obtainable. The selling stockholders listed in this prospectus may sell any, all or none of the shares offered by this prospectus. See "Plan of Distribution" beginning on page 11 for a discussion of these and other distribution matters.

           INVESTING IN OUR CAPITAL STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4, AND THE RISK FACTORS INCORPORATED HEREIN BY REFERENCE, FOR A DISCUSSION OF THE RISKS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR CAPITAL STOCK.


          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




               The date of this prospectus is September 1, 2004.

                                TABLE OF CONTENTS


                                                                           PAGE
                                                                           ----
Summary......................................................................2
Risk Factors.................................................................4
Note on Forward-Looking Statements...........................................6
Use of Proceeds..............................................................7
Selling Stockholders.........................................................7
Description of Capital Stock................................................10
Plan of Distribution........................................................12
Legal Matters...............................................................14
Experts.....................................................................14
Where You Can Find More Information.........................................14
Incorporation By Reference..................................................14
Market Data.................................................................15

                                     SUMMARY

          THE FOLLOWING SUMMARY CONTAINS BASIC INFORMATION ABOUT THE COMPANY AND THIS OFFERING. BECAUSE THIS IS A SUMMARY, IT NECESSARILY DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING OF THE OFFERING, WE ENCOURAGE YOU TO CAREFULLY READ THIS ENTIRE PROSPECTUS, INCLUDING THE "RISK FACTORS" SECTION, AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. WHEN WE REFER TO "CHEMED," "THE COMPANY," "WE," "OUR" AND "US" IN THIS PROSPECTUS WE MEAN CHEMED CORPORATION AND ITS SUBSIDIARIES UNLESS THE CONTEXT INDICATES OTHERWISE.


BUSINESS OF THE COMPANY

          We are involved in three lines of business: plumbing and drain cleaning services, heating/air-conditioning repair, and hospice care. We entered the hospice care business when we acquired the remaining 63% of Vitas Healthcare Corporation ("Vitas") that we did not previously own on February 24, 2004.

          We believe our Roto-Rooter business is the largest provider of plumbing and drain cleaning services in North America, providing repair and maintenance services to residential and commercial accounts. We operate through more than 100 company-owned branches and independent contractors and 500 franchisees. We offer services to more than 90% of the U.S. population and approximately 55% of the Canadian population. We also have licensed master franchisees in Australia, China, Indonesia, Japan, Mexico, the Philippines and the United Kingdom.

          Our Service America business provides residential and commercial appliance and heating/air-conditioning repair, maintenance and replacement services. It also sells air conditioning equipment and duct cleaning services.

          Vitas is the nation's largest provider of hospice services for patients with severe, life-limiting illnesses. This type of care is aimed at making the terminally ill patient's final days as comfortable and pain free as possible. Hospice care is typically available to patients who have been initially certified as terminally ill (i.e., a prognosis of six months or less).

          Vitas' hospice operations began in South Florida in 1978, and Vitas was incorporated as a for-profit corporation in 1983. Today, Vitas provides a comprehensive range of hospice services through 25 operating programs covering many of the large population areas in the U.S., including Florida, California, Texas and Illinois. Vitas has over 6,000 employees including approximately 2,400 nurses and 1,500 home health aides.

          We are a holding company and derive all of our operating income from our subsidiaries.

          The Company's name was Roto-Rooter, Inc. until May 17, 2004, when its name became Chemed Corporation.

THE OFFERING


Securities Offered..............59,930 shares of capital stock of Chemed.

Use of Proceeds.................The Company will not receive any proceeds from sales of capital stock by the selling
                                stockholders pursuant to this prospectus.

Capital Stock...................Our capital stock is listed on the New York
                                Stock Exchange under the symbol "CHE."


OUR ADDRESS

          Our executive offices are located at 225 E. Fifth Street, Cincinnati, Ohio 45202, and our telephone number is (513) 762-6900. Our website is located at http://www.chemed.com. The information on our website is not part of this prospectus.

                                  RISK FACTORS

          YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND ALL OF THE INFORMATION AND THE RISK FACTORS SET FORTH IN THIS PROSPECTUS AND INCORPORATED BY REFERENCE HEREIN BEFORE DECIDING TO INVEST IN THE CAPITAL STOCK. THE RISKS DESCRIBED BELOW AND INCORPORATED BY REFERENCE HEREIN ARE NOT THE ONLY ONES FACING OUR COMPANY. ADDITIONAL RISKS NOT NOW KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS OPERATIONS.

OUR STOCK PRICE MAY FLUCTUATE SIGNIFICANTLY.

          The market price of our capital stock could fluctuate significantly in response to variations in quarterly operating results and other factors, such as:

             -  changes in our business, operations or prospects;

             -  developments in our relationships with our customers;

             - announcements of new products or services by us or by our competitors;

             - announcement or completion of acquisitions by us or by our competitors;

             - changes in existing or adoption of additional government regulations;

             -  unfavorable or reduced analyst coverage; and

             - prevailing domestic and international market and economic conditions.

          In addition, the stock market has experienced significant price fluctuations in recent years. Many companies experienced material fluctuations in their stock price that were unrelated to their operating performance. Broad market fluctuations, general economic conditions and specific conditions in the industries in which we operate may adversely affect the market price of our capital stock.

LIMITED TRADING VOLUME OF OUR CAPITAL STOCK MAY CONTRIBUTE TO ITS PRICE VOLATILITY.

          Our capital stock is traded on the New York Stock Exchange, or NYSE. During the year ended December 31, 2003, the average daily trading volume for our capital stock as reported by the NYSE was approximately 41,475 shares. We are uncertain whether a more active trading market in our capital stock will develop. Also, many investment banks no longer find it profitable to provide securities research on small-cap and mid-cap companies. If analysts were to discontinue coverage of our capital stock, our trading volume may be further reduced. As a result, relatively small trades may have a significant impact on the market price of our capital stock, which could increase the volatility and depress the price of our capital stock.

FUTURE SALES OF OUR CAPITAL STOCK MAY CAUSE OUR STOCK PRICE TO DECLINE.

          In the future, we may sell additional shares of our capital stock in public or private offerings, and we may also issue additional shares of our capital stock to finance future acquisitions. Shares of our capital stock are also available for future sale pursuant to stock options that we have granted to our employees, and in the future we may grant additional stock options to our employees. Sales of substantial amounts of our capital stock, or the perception that such sales could occur, may adversely affect prevailing market prices for shares of our capital stock and could impair our ability to raise capital through future offerings.

WE ARE SUBJECT TO CERTAIN ANTI-TAKEOVER STATUTES THAT MIGHT MAKE IT MORE DIFFICULT TO EFFECT A CHANGE IN CONTROL OF THE COMPANY.

          We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which prohibits us from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. The application of Section 203 could have the effect of delaying or preventing a change of control that could be advantageous to stockholders.

                       NOTE ON FORWARD-LOOKING STATEMENTS

          This prospectus contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally can be identified by use of statements that include words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning, although not all forward-looking statements contain such words. Statements that describe our objectives, plans or goals are also forward-looking statements. These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Factors that could materially affect these forward-looking statements can be found in our periodic reports filed with the Securities and Exchange Commission (the "SEC") and herein under the heading "Risk Factors." Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus, and we undertake no obligation to publicly update these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. We cannot assure you that projected results or events will be achieved.

                                 USE OF PROCEEDS

          The Company will not receive any proceeds from sales of capital stock by the selling stockholders pursuant to this prospectus.



                              SELLING STOCKHOLDERS

         This prospectus relates to the resale of shares of our capital stock that have been acquired by the selling stockholders pursuant to awards of restricted stock under our 2004 Stock Incentive Plan.

         Each of the selling stockholders is an employee of the Company or a subsidiary of the Company.

         Except for certain selling stockholders who are excluded as described below, the following table sets forth for each selling stockholder, to the extent known by us:

         -        The name of each selling stockholder;

         - The principal position or office each selling stockholder has had with Chemed or its affiliates within the past three years;

         - The number of shares of our capital stock beneficially owned by each selling stockholder prior to the offering;

         - The number of shares of our capital stock being offered in the offering, some of which shares may be sold pursuant to this prospectus; and

         - the number of shares of our capital stock and the percentage, if 1% or more, of outstanding capital stock to be owned by each selling stockholder after completion of the offering based upon the number of shares outstanding at July 31, 2004, assuming the sale pursuant to the offering of all shares being offered.

         This table may be expanded or supplemented in prospectus supplements as new information becomes available to us. All information contained in the table below is based upon information provided to us by the selling stockholders, and we have not independently verified this information.

         This table excludes certain unnamed non-affiliates, each of whom (a) holds less than the lesser of 1,000 shares of our capital stock or 1% of the shares of our capital stock issuable under our 2004 Stock Incentive Plan, and
(b) may use this prospectus for reoffers and resales of up to 500 shares of our capital stock.

                                                                                                                 SHARES BENEFICIALLY
                                                                                                                   OWNED AFTER THIS
                                                                                                                     OFFERING
                                                                                                                 -------------------
                                                                  SHARES BENEFICIALLY
                                PRINCIPAL POSITION OR              OWNED BEFORE THIS    SHARES OFFERED UNDER
SELLING STOCKHOLDER                    OFFICE                      OFFERING (1) (2)       THIS PROSPECTUS        NUMBER      PERCENT
-------------------           ----------------------------        -------------------   --------------------     ------      -------
Richard L. Arquilla           President & COO of                               30,485                  1,500     28,985         *
                              Roto-Rooter Services Company

Gary C. Burger                President of Roto-Rooter                         22,059                    700     21,359         *
                              Corporation

Mark B. Cohen                 V.P. Communications &                             2,069                  2,069          0         *
                              Public Relations of Vitas
                               Healthcare, Inc.

Naomi C. Dallob               V.P. & Secretary of Chemed                       16,625                  1,000     15,625         *
                              Corporation

Lisa A. Dittman               Asst. Secretary of Chemed                         3,886                    500      3,386         *
                              Corporation

Ronald Fried                  V.P. Development of Vitas                         1,951                  1,951          0         *
                              Healthcare, Inc.

Robert P. Goldschmidt         Sr. V.P. Business                                20,978                    700     20,278         *
                              Development of Roto-Rooter
                              Services Company

Thomas C. Hutton              V.P. of Chemed Corporation                       78,435                  1,000     77,435         *

Barry Kinzbrunner             V.P. Clinical Research                            2,668                  2,668          0         *
                              Analysis & Audit; National
                              Medical Director of Vitas
                              Healthcare, Inc.

Deirdre Lawe                  Exec. V.P. Strategic                             12,805                 12,805          0         *
                              Development Services of
                              Vitas Healthcare, Inc.

Spencer S. Lee                Chairman & CEO of                                58,056                  2,000     56,056         *
                              Roto-Rooter Services Company

Kevin J. McNamara             Pres. & CEO of Chemed                           160,935                  5,200    155,735       1.28%
                              Corporation

John M. Mount                 Pres. & CEO of Service                           25,852                    700     25,152         *
                              America Network, Inc.

Timothy S. O'Toole            Exec. V.P. of Chemed                            101,169                  3,000     98,169         *
                              Corporation; CEO of Vitas
                              Healthcare, Inc.

Thomas J. Reilly              V.P. of Chemed Corporation                        8,735                  1,000      7,735         *

Gary H. Sander                Exec. V.P. of Roto-Rooter                        17,241                    700     16,541         *
                              Services Company

Arthur V. Tucker, Jr.         V.P. & Controller of Chemed                      74,398                  1,500     72,898         *
                              Corporation

David P. Williams             V.P & CFO of Chemed                              52,574                  2,500     50,074         *
                              Corporation

Judith Rybka                  V.P. Market Development                           1,435                  1,435          0         *
                              Vitas Healthcare Corporation

Patricia Husted               V.P. Hospice Program                              1,484                  1,484      1,484         *
                              Resources Vitas Healthcare
                              Corporation

Ian Viente                    V.P. Hospice Operations                           4,018                  4,018          0         *
                              Vitas Healthcare Corporation

Dian Backoff                  General Manager                                  1,000                   1,000          0         *
                              Broward
                              Vitas Healthcare Corp.

Brian Payne                   General Manager                                  1,000                   1,000          0         *
                              Miami
                              Vitas Healthcare Corp.


----------------------------

 * Less than one percent

(1) Includes shares of our capital stock beneficially owned (a) by the named persons, their spouses, and their minor children (including shares of capital stock allocated as of July 31, 2004, to the account of each named person under our Retirement Plan and under our ESOP), (b) by trusts and custodianships for their benefit, and (c) by trusts and other entities as to which the named person has or shares the power to direct voting or investment of shares. For such purposes, shares subject to stock options are included if the named person has the right to acquire such shares within 60 days after July 31, 2004.

(2) Messrs. Hutton and McNamara are trustees of the Chemed Foundation, which as of July 31, 2004 held 60,738 shares of our capital stock over which trustees share both voting and investment power. This number is not reflected in the respective holdings of the individual trustees.

                          DESCRIPTION OF CAPITAL STOCK

            The following description of our capital stock is only a summary of the detailed provisions of our certificate of incorporation, as amended, and by-laws, as amended. These statements do not purport to be complete, or to give full effect to the provisions of statutory or common law, and are subject to, and are qualified in their entirety by reference to, the terms of our certificate of incorporation and by-laws. We encourage you to read our certificate of incorporation and by-laws which have been filed with the SEC and are incorporated by reference in this prospectus for a more complete description.

GENERAL

            Our authorized capital stock consists of 40,000,000 shares of capital stock, par value $1.00 per share. Our certificate of incorporation does not authorize the issuance of shares of preferred stock. As of July 31, 2004, we had 12,518,675 shares of capital stock outstanding. In addition, as of July 31, 2004, an aggregate of 1,360,575 shares of our capital stock were issuable upon the exercise of outstanding options and 364,078 shares were reserved for issuance under our stock incentive plans.

RIGHTS OF HOLDERS OF OUR CAPITAL STOCK

            Stockholders are entitled to one vote for each share of our capital stock held of record on all matters on which stockholders are entitled or permitted to vote. Our capital stock does not have cumulative voting rights in the election of directors. As a result, holders of a majority of the shares of our capital stock voting for the election of directors can elect all the directors standing for election. Holders of our capital stock are entitled to receive dividends out of legally available funds when and if declared from time to time by our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of our capital stock will be entitled to share ratably in all assets remaining after payment of liabilities. Our capital stock has no preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions in our certificate of incorporation. The outstanding shares of our capital stock are fully paid and nonassessable.

CORPORATE GOVERNANCE PROVISIONS OF OUR BY-LAWS

            Our by-laws provide that stockholders may act by written consent without a meeting if consents in writing, setting forth the action taken, are signed by the holders of record of shares having not less than the minimum voting power that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted. Our by-laws provide that special meetings of stockholders may be called at any time by the Chairman, President or the Secretary of the Company or upon the written request of a majority of the Board of Directors or of the holders of record of shares having a majority of the voting power of the capital stock of the Company then entitled to vote for the election of directors. Our by-laws provide that the number of directors will be fixed from time to time by resolution of the Board of Directors or, in the absence thereof, will be the number of directors elected at the preceding annual meeting of the stockholders. Our by-laws provide that the Board of Directors must constitute no fewer than 3 and no more than 40 directors. Our Board of Directors currently consists of 11 directors.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

            We are a Delaware corporation that is subject to Section 203 of the Delaware General Corporation Law. Section 203 provides in general that a stockholder acquiring more than 15% of the outstanding voting stock of a corporation subject to Section 203 but less than 85% of such stock may not engage in a Business Combination, as defined in Section 203, with the corporation for a period of three years from the date on which that stockholder became an Interested Stockholder, as defined in Section 203, unless (1) prior to such date the corporation's board of directors approved either the Business Combination or the transaction in which the stockholder became an Interested Stockholder or (2) the Business Combination is approved by the corporation's board of directors and authorized by the holders of at least 66% of the outstanding voting stock of the corporation not owned by the Interested Stockholder. A "Business Combination" includes a merger, asset sale or other transaction resulting in a financial benefit to a stockholder. A Delaware corporation may "opt out" of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from amendments approved by holders of at least a majority of a corporation's outstanding voting shares. We have not "opted out" of the provisions of Section 203.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

            Our certificate of incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law, no director will be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Under the Delaware General Corporation Law, liability of a director may not be limited:

            - for any breach of the director's duty of loyalty to us or our stockholders,

            - for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law,

            - in respect of certain unlawful dividend payments or stock redemptions or repurchases, and

            - for any transaction from which the director derives an improper personal benefit.

The effect of this provision of our certificate of incorporation is to eliminate our rights and the rights of our stockholders to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except in the situations described above. This provision does not limit or eliminate our rights or the rights of any stockholder to seek non- monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, our by-laws provide that we will indemnify our directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law. We may purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against the officer or director and incurred by the officer or director in such capacity, or arising out of the status, as an officer or director.

TRANSFER AGENT AND REGISTRAR

            The transfer agent and registrar for our capital stock is Wells Fargo Bank, N.A.

                              PLAN OF DISTRIBUTION

            The selling stockholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling stockholders), may sell the shares of capital stock from time to time after the date of this prospectus on any stock exchange or automated interdealer quotation system on which the capital stock is listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholders may sell the shares of capital stock by one or more of the following methods, without limitation:

            (a) ordinary brokerage transactions (including block trades) and transactions in which the broker solicits purchases;

            (b)   private sales or private transactions;

            (c) one or more underwritten offerings on a firm commitment or best efforts basis; and

            (d) a combination of any of these methods of sale or any other legally available means, whether or not described in this prospectus.

            At the time a particular offering of shares is made hereunder, to the extent required by Rule 424 under the Securities Act of 1933, we will file a prospectus supplement setting forth:

            (a)   the number of shares involved;

            (b)   the names of any underwriters, dealers or agents;

            (c)   the price at which the shares are being offered or purchased;

            (d) any commissions or discounts or concessions allowed to broker-dealers;

            (e) any discounts, commissions or other items constituting compensation from the selling stockholder; and

            (f)   any other facts material to the transaction.

            In connection with sales of the shares of capital stock, the selling stockholders may enter into hedging transactions with broker-dealers only to the extent permitted by the Securities Act and any applicable securities laws of any state of the United States. These broker-dealers may in turn engage in short sales of the shares of capital stock and deliver shares of capital stock to close out such short positions, or loan or pledge shares of capital stock to broker-dealers that may in turn sell such securities. A selling stockholder may pledge or grant a security interest in some or all of the shares of capital stock that it owns and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of capital stock from time to time pursuant to this prospectus. The selling stockholders may also transfer and donate shares of capital stock in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be selling stockholders for the purposes of this prospectus.

            All costs, expenses and fees in connection with the registration of the shares offered hereby will be borne by the Company. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholders.

            To our knowledge, there are currently no plans, arrangements or understanding between any selling stockholders and any underwriters, broker-dealer or agent regarding the sale of the shares of capital stock by the selling stockholders.

            The shares of capital stock registered hereby were issued on May 17, 2004, June 22, 2004, July 26, 2004 and August 6, 2004 as awards of restricted stock under our 2004 Stock Incentive Plan in transactions exempt from the registration requirements of the Securities Act. We intend to keep the registration statement of which this prospectus is a part effective until the earlier of the date on which the selling stockholders have sold all of the shares, the shares covered hereby are no longer outstanding or the holders are entitled to sell their shares under Rule 144 under the Securities Act.

            The selling stockholders and any other person participating in such distribution will be subject to the Exchange Act rules, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares of capital stock by the selling stockholders and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the shares of capital stock to engage in market-making activities with respect to the shares of capital stock being distributed for a period of up to five business days prior to the commencement of distribution. This may affect the marketability of the shares of capital stock and the ability of any person or entity to engage in market-making activities with respect to the shares of capital stock.

            The Company will not receive any proceeds from sales of any shares by the selling stockholders.

            Because we can not assure you that the selling stockholders will sell all or any portion of the shares offered hereby, we cannot estimate how many shares of capital stock that the selling stockholders will hold upon consummation of any sale.

            We may suspend the use of this prospectus by a selling stockholder under certain circumstances.

            Any capital stock sold by a selling stockholder pursuant to this prospectus will be listed on the New York Stock Exchange, subject to official notice of issuance.

                                  LEGAL MATTERS

            The validity of the shares of capital stock will be passed upon for us by Naomi C. Dallob, Esq., our Vice President and Secretary. Ms. Dallob owns shares of capital stock of the Company and stock options to acquire shares of capital stock of the Company.


                                     EXPERTS

            The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

            The consolidated financial statements of Vitas as of September 30, 2003 and 2002, and for each of the three years in the period ended September 30, 2003, incorporated by reference from our Form 8-K/A filed on February 23, 2004 with the SEC, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


                       WHERE YOU CAN FIND MORE INFORMATION

            We have filed with the SEC a registration statement on Form S-8 with respect to the capital stock offered in this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to that registration statement. For further information with respect to us and the capital stock, we refer you to the registration statement and its exhibits. We also file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov and on our website at http://www.chemed.com. Reports and other information concerning us can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, phone (212) 656-5060. Our capital stock is listed and traded on the New York Stock Exchange under the trading symbol "CHE." With the exception of the documents we file with the SEC, the information contained on our website is not incorporated by reference in this prospectus and you should not consider it a part of this prospectus.



                           INCORPORATION BY REFERENCE

            We are incorporating by reference the information that we file with the SEC, which means that we are disclosing important information to you in those documents. The information incorporated by reference is an important part of this prospectus, and the information that we subsequently file with the SEC will automatically update and supercede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the

SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the shares of capital stock are sold by the selling stockholders; we are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed "filed" with the SEC, including any information furnished pursuant to Items 9 or 12 of Form 8-K:

            - Annual Report on Form 10-K for the year ended December 31, 2003 filed on March 12, 2004; and

            - Amended Current Report on Form 8-K/A filed on February 23, 2004, Current Report on Form 8-K filed on February 24, 2004, Current Report on Form 8-K filed on April 7, 2004, Current Report on Form 8-K filed on May 18, 2004, Current Report on Form 8-K filed on May 27, 2004, Current Report on Form 8-K filed on July 2, 2004, and Current Report on Form 8-K filed on August 4, 2004.

            Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference in this prospectus, will be deemed to be modified or superceded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supercedes the statement. Any such statement or document so modified or superceded will not be deemed, except as so modified or superceded, to constitute a part of this prospectus.

            You may request a copy of any of our filings with the SEC, or any of the agreements or other documents that constitute exhibits to those filings, at no cost, by writing or telephoning us at the following address or phone number:

                               Chemed Corporation
                             c/o Investor Relations
                               2600 Chemed Center
                              255 East Fifth Street
                           Cincinnati, Ohio 45202-4726
                   Telephone: (800) 224-3622 or (513) 762-6463

            YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH ADDITIONAL OR DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF THIS PROSPECTUS.



                                   MARKET DATA

            The market data and certain industry forecasts contained or incorporated by reference in this prospectus are based on internal surveys, market research, publicly available information, industry publications or good faith estimates of our management. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Similarly, internal surveys, industry forecasts and market research, while believed to be reliable, have not been independently verified, and we make no representation as to the accuracy of such information.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

            The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference in this Registration Statement.

            (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

            (2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") for period since December 31, 2003;

            (3) The Company's Proxy Statement dated April 5, 2004; and

            (4) The "Description of Capital Stock" incorporated by reference in the Company's Registration Statement on Form S-3 filed on November 26, 1991, including any amendments or reports filed to update such description.

            All documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date any such documents are filed.

Item 4. Description of Securities

            N/A

Item 5. Interest of Named Experts and Counsel

            Legal matters in connection with the issuance of the Company's Capital Stock offered hereby have been passed upon by Naomi C. Dallob, 2600 Chemed Center, 255 East 5th Street, Cincinnati, Ohio 45202. Ms. Dallob is Vice President and Secretary, and a stockholder of the Company.

Item 6. Indemnification of Directors and Officers

            The Certificate of Incorporation and By-laws of the Company, and separate Indemnity Agreements, provide for the indemnification of each director and officer of the Company in connection with any claim, action, suit or proceeding brought or threatened by reason of his position with the Company. In addition, the General Corporation Law of the

State of Delaware ("Delaware Law") permits the Company to indemnify its directors, officers and others against judgments, fines, amounts paid in settlement and attorneys' fees resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified in the Delaware Law. The Company also maintains directors and officers liability insurance for the benefit of its directors and officers.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Company pursuant to the provisions referred to above or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed

            N/A

Item 8. Exhibits.

                                                         Page Number or
                                                         Incorporation
                                                         by Reference
Exhibit                                                  File Number and
Number                                                   Filing Date
------                                                   -----------
 4.1               Certificate of Incorporation        Form S-3
                                                       Reg. No. 33-44177
                                                       11/26/91

 4.2               Amendment to Certificate            E-1
                   of Incorporation

 4.3               2004 Stock Incentive Plan           2004 Proxy Statement
                                                        4/05/04

 4.4               Form of Option under 2004           E-2 through E-4
                   Stock Incentive Plan

 5                 Opinion and Consent of Counsel      E-5

23.1               Consent of Independent Registered   E-6
                   Public Accounting Firm

23.2               Consent of Independent              E-7
                   Auditors

24                 Powers of Attorney                  E-8 through E-16

Item 9. Undertakings.

            The undersigned registrant hereby undertakes (1) to file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution; (2) for determining liability under the Securities Act of 1933, it will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and (3) it will file a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering.

            For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers or controlling persons of the Company pursuant to the provisions referred to above or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person against the Company in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on September 1, 2004.

                                 CHEMED CORPORATION

                                 By:  /s/ Kevin J. McNamara
                                      ---------------------------------------
                                      Kevin J. McNamara
                                      President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


     Signature                              Title                                      Date
     ---------                              -----                                      ----
/s/ Kevin J. McNamara          President and Chief Executive                     September 1, 2004
---------------------          Officer
Kevin J. McNamara              (Principal Executive Officer)

/s/ David P. Williams          Vice President                                    September 1, 2004
----------------------         and Chief Financial Officer
David P. Williams              (Principal Financial Officer)


/s/ Arthur V. Tucker           Vice President and Controller                     September 1, 2004
--------------------           (Principal Accounting Officer)
Arthur V. Tucker

Edward L. Hutton*              Sandra E. Laney*
Donald Breen, Jr.*             Timothy S. O'Toole*
Charles H. Erhart, Jr.*        Donald E. Saunders*
Joel F. Gemunder*              George J. Walsh III*
Patrick P. Grace               Frank E. Wood*                     DIRECTORS
Thomas C. Hutton

/s/ Naomi C. Dallob                                      September 1, 2004
-------------------
Naomi C. Dallob
Vice President and Secretary

-------------
* Naomi C. Dallob signing her name hereto signs this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed, filed with the Securities and Exchange Commission.

                                       /s/ Naomi C. Dallob
                                       -----------------------------------
                                       Naomi C. Dallob, Attorney-in-Fact

                                INDEX TO EXHIBITS

                                                                 Page Number
                                                                      or
                                                           Incorporation by Reference
                                                  --------------------------------------------

                                                  File Number
    Exhibit                                          and                             Previous
    Number                                        Filing Date                        Exhibit
    ------                                        -----------                        -------
     4.1         Certificate of Incorporation        Form S-3                        4.1
                                                     Reg. No.
                                                     33-44177
                                                     11/26/91

     4.2         Amendment to Certificate            E-1
                 of Incorporation

     4.3         2004 Stock Incentive Plan           2004 Proxy                      A
                                                     Statement
                                                     4/05/04

     4.4         Form of Option Under                E-2 through E-4
                 2004 Stock Incentive Plan

     5           Opinion and Consent of              E-5
                 Counsel

    23.1         Consent of Independent              E-6
                 Registered Public Accounting
                 Firm

    23.2         Consent of Independent              E-7
                 Auditors

    24           Powers of Attorney                  E-8 through E-16